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                                                                     EXHIBIT 4.2


NTW2-


                                                          WARRANT TO PURCHASE


                                                            COMMON SHARES


                                                           CUSIP 629865 14 8



                             VOID AFTER 5:00 P.M.,
                          EASTERN TIME, ON _____, 2000
                       WARRANT TO PURCHASE COMMON SHARES



                           NAM TAI ELECTRONICS, INC.

           INCORPORATED UNDER THE LAWS OF THE BRITISH VIRGIN ISLANDS


      THIS CERTIFICATE IS TRANSFERABLE IN THE CITY OF GLENDALE, CALIFORNIA



This certifies that, for value received,






, the registered holder hereof or assigns (the "Holder"), is entitled to purchase from NAM TAI ELECTRONICS, INC. a British Virgin Islands corporation (the "Company"), at any time before 5:00 p.m., Eastern Time, on _____, 2000, at the purchase price per Share of $_____ (the "Warrant Price"), the number of Common Shares of the Company set forth above (the "Shares"). The number of Shares purchasable upon exercise of each Warrant evidenced hereby and the Warrant Price per Share shall be subject to adjustment from time to time as set forth in the Warrant Agreement referred to below. This Warrant is subject to redemption by the Company, at $.05 per Common Share purchasable upon exercise hereof, upon not less than 30 days' notice, at any time after the Daily Market Price (determined pursuant to the Warrant Agreement) per Common Share has equaled or exceeded $_____ for a period of at least 20 consecutive trading days ending within 10 days prior to the date of the notice of redemption, and prior to expiration of the Warrants. The Warrant redemption price and the Daily Market Price referred to above shall be subject to adjustment from time to time as set forth in the Warrant Agreement.

        The Warrants evidenced hereby may be exercised in whole or in part by presentation of this Warrant certificate with the Purchase Form on the reverse side hereof duly executed (with a signature guarantee as provided on the reverse side hereof) and simultaneous payment of the Warrant Price (subject to adjustment) at the principal office in Glendale, California, U.S.A., of U.S. Stock Transfer Corporation (the "Warrant Agent"). Payment of such price shall be made at the option of the Holder in cash or by certified check or bank draft, all as provided in the Warrant Agreement.

        The Warrants evidenced hereby are part of a duly authorized issue of Common Share Purchase Warrants and are issued under and in accordance with a Warrant Agreement dated as of _____, 1997, between the Company and the Warrant Agent and are subject to the terms and provisions contained in such Warrant Agreement, to all of which the Holder of this Warrant certificate by acceptance hereof consents. A copy of the Warrant Agreement may be obtained for inspection by the Agent and are subject to the terms and provisions contained in such Warrant Agreement, to all of which the Holder of this Warrant certificate by acceptance hereof consents. A copy of the Warrant Agreement may be obtained for inspection by the Holder hereof upon written request to the Warrant Agent.

        Upon any partial exercise of the Warrants evidenced hereby, there shall be countersigned and issued to the Holder a new Warrant certificate in respect of the Shares as to which the Warrants evidenced hereby shall not have been exercised. This Warrant certificate may be exchanged at the office of the Warrant Agent by surrender of this Warrant certificate properly endorsed (with a signature guarantee) either separately or in combination with one or more other Warrants for one or more new Warrants to purchase the same aggregate number of Shares as here evidenced by the Warrant or Warrants exchanged. No fractional Shares will be issued upon the exercise of rights to purchase hereunder, but the Company shall pay the cash value of any fraction upon the exercise of one or more Warrants. The Warrants evidenced hereby are transferable at the office of the Warrant Agent in the manner and subject to the limitations set forth in the Warrant Agreement.

        The Holder hereof may be treated by the Company, the Warrant Agent and all other persons dealing with this Warrant certificate as the absolute owner hereof for all purposes and as the person entitled to exercise the rights represented hereby, any notice to the contrary notwithstanding, and until such transfer is entered on such books, the Company may treat the Holder hereof as the owner for all purposes.

        This Warrant certificate does not entitle the Holder hereof to any of the rights of a stockholder of the Company.

        The Company has agreed to pay a fee of 1% of the Warrant Price upon certain conditions as specified in the Warrant Agreement upon exercise of the Warrant.

        This Warrant certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent.


     NAM TAI ELECTRONICS, INC.

By: [SIG]                                     Dated:

                                              Countersigned:
          CHAIRMAN OF THE BOARD               U.S. STOCK TRANSFER CORPORATION
                                              Warrant Agent
ATTEST:    [SIG]
                                              By:
SECRETARY
                                                       Authorized Signatory




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                           NAM TAI ELECTRONICS, INC.
                                 PURCHASE FORM
                                Mailing Address:
                           NAM TAI ELECTRONICS, INC.
                      c/o U.S. STOCK TRANSFER CORPORATION
                              1745 Gardena Avenue
                                  Second Floor
                        Glendale, California, USA 91304

The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant certificate for, and to purchase thereunder, _____________________ Common Shares provided for therein, and requests that certificates for such Shares be issued in the name of:

_______________________________________________________________________________
        (Please Print or Type Name, Address and Social Security Number)


_______________________________________________________________________________
and, if said number of Shares shall not be all the Shares purchasable hereunder, that a new Warrant certificate for the balance of the Shares purchasable under the within Warrant certificate be registered in the name of the undersigned Holder or his Assignee as below indicated and delivered to the address stated below.

        The undersigned represents that the exercise of the within Warrant was solicited by a member of the National Association of Securities Dealers, Inc. If not solicited by an NASD member, please write "unsolicited" in the space below. Unless otherwise indicated in the space below, it will be assumed that the exercise was solicited by Joseph Charles & Assoc., Inc.

Dated:___________________________      ________________________________________
                                       (Name of NASD member if other than
                                          Joseph Charles & Assoc., Inc.)

Name of Holder or Assignee:____________________________________________________
                                 (Please Print)
Address:_______________________________________________________________________

_______________________________________________________________________________


Signature:_____________________________________________________________________

        Note: The above signature must correspond with the name as it appears upon the face of the within Warrant certificate in every particular, without alteration or enlargement or any change whatever, unless these Warrants have been assigned.

Signature Guaranteed:

By_____________________________________________________
The signature(s) should be guaranteed by an eligible guarantor institution (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions with membership in an approved signature guarantee Medallion Program), pursuant to S.E.C. Rule 17Ad-15.



                                   ASSIGNMENT
                (To be signed only upon assignment of Warrants)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

_______________________________________________________________________________
         (Name and Address of Assignee Must Be Printed or Typewritten)

the within Warrants, hereby irrevocably constituting and appointing

_______________________________________________________________Attorney to
transfer said Warrants on the books of the Company, with full power of substitution in the premises.

Dated:___________________________      ________________________________________
                                             Signature of Registered Holder

                                       Note: The signature on this assignment
                                       must correspond with the name as it
                                       appears upon the face of the within
                                       Warrant certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

By______________________________________________________
The signature(s) should be guaranteed by an eligible guarantor institution (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions with membership in an approved signature guarantee Medallion Program), pursuant to S.E.C. Rule 17Ad-15.